Exhibit 4.44

[FORM OF FLOATING RATE MEDIUM-TERM NOTE, SERIES N]

(Face of Security)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

(Face of Security continued on next page)

CUSIP No.

THE GOLDMAN SACHS GROUP, INC.

MEDIUM-TERM NOTES, SERIES N

(Floating Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY: U.S. dollars for all payments unless otherwise specified below:

•	payments of principal and any premium:

•	payments of interest:

•	Exchange Rate Agent:

ORIGINAL ISSUE DATE*:

TRADE DATE:

STATED MATURITY DATE:

ORIGINAL ISSUE DISCOUNT SECURITY:

Total Amount of OID:

Yield to Maturity:

Initial Accrual Period OID:

BASE RATE:

CMS Rate:

CMT Rate:

•	Designated CMT Refinitiv Page:

•	Designated CMT Index Maturity:

Federal Funds Rate:

LIBOR:

•	Refinitiv Page LIBOR01:

•	Index Currency:

Compounded SOFR:

Treasury Rate:

INDEX MATURITY:

SPREAD:

SPREAD MULTIPLIER:

INITIAL BASE RATE:

MAXIMUM RATE:

MINIMUM RATE:

INTEREST DETERMINATION DATE(S): as provided for the applicable Base Rate in Sections 3(b) through 3(g), as applicable, on the reverse of this Security (unless otherwise specified),

*	[This date shall be the issue date of this Security, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor security.]

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subject to the second paragraph under “Payments Due on a Business Day” below

INTEREST PAYMENT DATE(S):

                    , subject to the provisions under “Payments Due on a Business Day” below

INTEREST RESET PERIOD:

INTEREST RESET DATE(S):

                    , subject to the second paragraph under “Payments Due on a Business Day” below

REDEMPTION COMMENCEMENT DATE:

REPAYMENT DATE(S):

REDEMPTION OR REPAYMENT PRICE(S):

CALCULATION AGENT:

DEFEASANCE:

Full Defeasance:

Covenant Defeasance:

DAY COUNT CONVENTION:

BUSINESS DAY CONVENTION:

OTHER TERMS:

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Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                 , or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date specified on the face of this Security, and at the Maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 3 on the reverse hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand, subject to the provisions in the Indenture.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [if Global Security, insert — calendar day (whether or not a Business Day (as defined in Section 3(l) on the reverse hereof))] [if not a Global Security, insert alternative provision acceptable to Trustee and Registrar] immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the Business Day Convention specified on the face hereof and the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not

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inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Currency of Payment

Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3(l) on the reverse hereof), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable

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payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent, on the latest day before the day on which such payment is to be made (the “Exchange Rate”). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

Manner of Payment – U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

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Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Other Specified Currencies

Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made

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with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Global Securities

Notwithstanding any provision of this Security or the Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security as permitted in the Indenture.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the Indenture, if the Maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

As specified on the face of this Security, one of the following Business Day Conventions shall apply to any Interest Period, Interest Reset Date or Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such date would otherwise fall on a day that is not a Business Day:

(i)    if the Business Day Convention specified on the face hereof is “Following”, then such date shall be postponed to the next day that is a Business Day;

(ii)    if the Business Day Convention specified on the face hereof is “Modified Following”, then such date shall be postponed to the next day that is a Business Day; provided that if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day;

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(iii)    if the Business Day Convention specified on the face hereof is “Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days; and

(iv)    if the Business Day Convention specified on the face hereof is “Modified Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days.

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.13 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE GOLDMAN SACHS GROUP, INC.

By
Name:
	Title:	Attorney-in-Fact

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By
Name:
	Title:	Authorized Signatory

(Reverse of Security)

1.	Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated as Medium Term Notes, Series N, except that solely for purposes of Sections 9 and 10 below, the term “series” (and references to Securities of a series) shall be deemed to refer only to Securities having the same CUSIP number.

This Security is issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning: for each Security having a principal amount payable in U.S. dollars, $1,000 or an integral multiple of $1,000 in excess thereof; for each Security having a principal amount payable in a Specified Currency other than U.S. dollars, the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or an integral multiple of $1,000 in excess thereof.

3.	Interest Rate

(a)    Interest Rate Reset. (i) If the Base Rate specified on the face hereof is not Compounded SOFR, the interest rate on this Security will be reset from time to time as provided in this Section 3, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date”. The Interest Reset Dates with respect to this Security will be as specified on the face hereof; provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the Initial Base Rate and (y) any Interest Reset Date shall be subject to adjustment if and as provided in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.

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Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with such of the following Sections 3(b) through 3(g) (below) as are applicable, in whole or in part, and as provide for determination of the Base Rate for this Security, as adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, and subject to adjustment as provided in Section 3(h) below. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Section below.

The Calculation Agent will determine the interest rate on this Security that takes effect on any Interest Reset Date:

(i)    if the Base Rate is the Treasury Rate, on the Interest Reset Date, or in the circumstances described in Section 3(g) below, a day no later than the applicable Calculation Date (as defined in Section 3(j) below);

(ii)    if the Base Rate is the Federal Funds Rate, on the applicable Interest Reset Date; and

(iii)    if the Base Rate is CMS Rate, CMT Rate or LIBOR on the applicable CMS Interest Determination Date, CMT Interest Determination Date or LIBOR Interest Determination Date (each as defined, respectively, in Section 3(b), (c) and (e) below), as the case may be, corresponding to such Interest Reset Date.

However, the Calculation Agent need not wait until the Calculation Date to determine interest rates described in clause (i) above if the rate information it needs to make such determination in the manner specified in the applicable provisions of Section 3(g) hereof is available from the relevant sources specified in such applicable provisions. Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(iv)     If the Base Rate specified on the face hereof is Compounded SOFR, subject to applicable provisions of law and except as otherwise specified herein, for each Interest Period the interest rate on this Security shall be determined in accordance with Section 3(f), as adjusted by the addition or subtraction of the Spread, if any, or by multiplying such Base Rate by the Spread Multiplier, if any, and subject to adjustment as provided in Section 3(h) below. The Calculation Agent shall determine the interest rate of this Security in accordance with Section 3(f).

(b)    Determination of CMS Rate. If the Base Rate specified on the face hereof is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate appearing on the Refinitiv Page ICESWAP1 for U.S. dollar swaps having a maturity equal to the Index Maturity specified on the face hereof as of

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approximately 11:00 A.M., New York City time, on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”). If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

If the Calculation Agent determines on the relevant CMS Interest Determination Date that the CMS Rate has been discontinued, then the Calculation Agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the CMS Rate, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the definition of Business Day and the relevant CMS Interest Determination Date to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMS Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

Unless the Calculation Agent uses a substitute or successor rate as so provided, if the CMS Rate cannot be determined in the manner described above on the CMS Interest Determination Date, the CMS Rate will be determined by the Calculation Agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.

(c)    Determination of CMT Rate. If the Base Rate specified on the face hereof is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate determined as described below. “CMT Rate” means:

(i)    If the Designated CMT Refinitiv Page is the Refinitiv Page FRBCMT, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yield is displayed on the Designated CMT Refinitiv Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”).

(A)

If the applicable rate described in clause (i) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

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(B)

If the applicable rate described in clause (A) above does not appear on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a.    is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

b.    is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(C)

If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the CMT Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(ii)    if the Designated CMT Refinitiv Page is the Refinitiv Page FEDCMT, the CMT Rate for such Interest Reset Date will be the average of the

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yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yields are displayed on the Designated CMT Refinitiv Page on such Interest Reset Date.

(A)

If the applicable average described in clause (ii) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the five Business Days preceding such Interest Reset Date as published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(B)

If the applicable average described in clause (A) above does not appear on the Designated Refinitiv Page or on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the five Business Days preceding such Interest Reset Date.

(C)

If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the CMT Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any

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adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(d)    Determination of Federal Funds Rate. If the Base Rate specified on the face hereof is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the rate, on such Interest Reset Date, as set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as that rate is displayed on the Refinitiv Page FEDFUNDS1 for that day. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(i)    If the rate described above is not displayed on the Refinitiv Page FEDFUNDS1 by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

(ii)    If the rate cannot be determined as described above, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as such rate is displayed on the Refinitiv Page FEDFUNDS1.

(e)    Determination of LIBOR. If the Base Rate specified on the face hereof is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other Index Currency for the Index Maturity appearing on the Refinitiv Page LIBOR01 (as defined in Section 3(j) below) as of approximately 11:00 A.M., London time, on the day that is two London Business Days prior to such Interest Reset Date (such date, the “LIBOR Interest Determination Date”).

(i)    If LIBOR does not so appear on the Refinitiv Page LIBOR01, then LIBOR for that Interest Reset Date will be equal to such rate on the LIBOR Interest Determination Date when LIBOR for the relevant Index Maturity was last available on the Refinitiv Page LIBOR01, as determined by the Calculation Agent.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

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In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

For purposes of this Section 3(e):

“Benchmark” means, initially, LIBOR for the relevant Index Maturity; provided that if a Benchmark Transition event and its related Benchmark Replacement Date have occurred with respect to LIBOR for the relevant Index Maturity or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark; provided that if the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment;

(4)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5) provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (3) or (4) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (4) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable corresponding tenor giving due consideration to any industry accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate fixed income instruments at such time and (b) the Benchmark Replacement Adjustment.

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“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)    the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate fixed income instruments at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day” and “Interest Period”, timing and frequency of determining rates, and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

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For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark (for example, if the Benchmark becomes the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment in accordance with clause (2) of the definition of “Benchmark Replacement”, references to Benchmark would include SOFR).

In this Section 3(e):

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable corresponding tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with an observation, lookback and/or suspension period as a mechanism to determine the interest payable

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prior to the end of each Interest Period) being established by the Calculation Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate fixed income instruments at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the applicable margin or spread.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. We are not incorporating by reference the website or any material it includes in this prospectus.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

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“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement conforming changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(f)    Determination of Compounded SOFR. If the Base Rate specified on the face hereof is Compounded SOFR, the Base Rate for each Interest Period shall be Compounded SOFR, which will be determined by the Calculation Agent using the formula described below.

For purposes of this Section 3(f):

“SOFR” means, with respect to any date:

(1)

the Secured Overnight Financing Rate published for such date as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day.

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

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Compounded SOFR is a rate of return of a daily compounded interest investment calculated in accordance with the formula set forth below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where for purposes of applying the above formula to the terms of this Security:

“d0”, for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any day “i” in the relevant Observation Period, is equal to the SOFR in respect of that day;

“ni”, for day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” is the number of calendar days in the relevant Observation Period.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the SOFR Interest Determination Date in respect of any interest payment date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

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“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (1) or (2) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period”, “SOFR Interest Determination Date” and “Observation Period”, timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as the SOFR Interest Determination Date, but earlier than the Reference Time on that date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event in this Section 3(f), references to benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

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(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, 3:00 p.m. (New York time) on the

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date of such determination, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Interest Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(g)    Determination of Treasury Rate. If the Base Rate specified on the face hereof is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified on the face hereof or, if no method of determination is so specified, the rate on such Interest Reset Date (if direct obligations of the United States (“Treasury Bills”) have been auctioned on such day), as that rate appears on the Refinitiv Page USAUCTION10 or the Refinitiv Page USAUCTION11 opposite the Index Maturity under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i)    If the rate described above does not appear on either the Refinitiv Page USAUCTION10 or USAUCTION11 on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3(j) below) of the rate, for such Interest Reset Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(ii)    If the rate cannot be determined as described in clause (i) above, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury.

(iii)    If no such auction is held for any period of seven consecutive calendar days ending on, and including, any Friday and an Interest Reset Date occurred during such period, then the Treasury Rate will be the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

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(iv)    If the rate described in clause (iii) above does not appear in H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Calculation Agent, after consulting such sources as it deems comparable to any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate, shall determine the Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the Interest Reset Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(h)    Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on this Security (i) shall not at any time be higher than the Maximum Rate, if any, or less than the Minimum Rate, if any, specified on the face hereof, in each case on an accrual basis, and (ii) shall not at any time be higher than the Maximum Rate permitted by New York law, as the same may be modified by United States law of general application.

(i)    Calculation of Interest. Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding the next date to which interest will accrue (which may be the Interest Payment Date depending on the Business Day Convention) or the date of such maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate for such Interest Period (also expressed as a decimal) by the Day Count Convention specified on the face hereof for such Interest Period.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded

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up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

(j)    Definitions of Calculation Terms. As used in this Security, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N 360 – (D x M)	x100,

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

“Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on this Security.

“Designated CMT Index Maturity” means the Index Maturity specified on the face hereof, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

“Designated CMT Refinitiv Page” means the Refinitiv Page specified on the face hereof, provided that, if no Refinitiv Page is so specified, then the applicable page will be the Refinitiv Page FRBCMT.

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“Index Maturity” means the Index Maturity specified on the face hereof.

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“Interest Period” means the period from and including the Original Issue Date, or the last date to which interest has been paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof), to but excluding the next date to which interest will be paid (which may be an Interest Payment Date, depending on the Business Day Convention specified on the face hereof).

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Refinitiv Page” means the display on the Refinitiv Eikon service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages, on that service.

“Refinitiv Page LIBOR01” means the LIBOR01 page on the Refinitiv Eikon service (or any successor service) (or any replacement page or pages on the Refinitiv Eikon service or any successor service on which London interbank rates of major banks for U.S. Dollars are displayed).

“Spread” means the number of basis points (each being one one-hundredth of a percentage point), a percentage or any other expression specified on the face hereof, if any, to be added to or subtracted from the Base Rate for a Floating Rate Note to determine the applicable interest rate.

“Spread Multiplier” is the percentage or other number specified on the face hereof, if any, by which the Base Rate for a Floating Rate Note will be multiplied to determine the applicable interest rate.

(k)    Calculation Agent and Exchange Rate Agent. The Company has initially appointed the institutions named on the face of this Security as Calculation Agent and Exchange Rate Agent, respectively, to act as such agents with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

Any determination, decision or election that may be made by the Calculation Agent or Exchange Rate Agent pursuant to the provisions set forth in this Security, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection will be conclusive and binding absent

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manifest error, may be made by such agent in its sole discretion, and, notwithstanding anything to the contrary in the documentation relating to this Security, shall become effective without consent from the Holders of this Security or any other party. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

(l)    Other Definitions.

“Business Day” means, for this Security, a day that meets the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to this Security as specified below:

(i)    is a New York Business Day (as defined below);

(ii)    if the Base Rate is LIBOR, is also a London Business Day;

(iii)    if the Base Rate is Compounded SOFR, is also a U.S. Government Securities Business Day;

(iv)    if the Specified Currency for payment of principal of or any premium or interest on this Security is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency; and

(v)    solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading “Currency of Payment” on the face of this Security, the meaning of the term “Business Day” shall be determined as if the Base Rate for this Security is neither LIBOR nor Compounded SOFR.

“Day Count Convention” means:

(i)    if “1/1 (ISDA)” or “1/1”, 1;

(ii)    if “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)”, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

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(iii)    if “Actual/Actual (ICMA)” or “Act/Act (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the year;

(iv)    if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F”, the actual number of days in the Interest Period divided by 365;

(v)    if “Actual/360 (ISDA)”, “Act/360 (ISDA)”, “A/360 (ISDA)”, “Actual/360”, “Act/360” or “A/360”, the actual number of days in the Interest Period divided by 360;

(vi)    if “30/360 (ISDA)”, “360/360 (ISDA)”, “Bond Basis (ISDA)”, “30/360”, “360/360” or “Bond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360×(Y2–Y1)]+[30×(M2–M1)]+(D2–D1) 360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(vii)    if “30E/360” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

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[360×(Y2–Y1)]+[30×(M2–M1)]+(D2–D1) 360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(viii)    if “30E/360 (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360×(Y2–Y1)]+[30×(M2–M1)]+(D2–D1) 360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

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•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) that day is the last day of February or (2) such number would be 31, in which cases D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) that day is the last day of February, but not the stated maturity date or (2) such number would be 31, in which cases D2 will be 30.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for this Security is LIBOR, is also a day on which dealings in the Index Currency specified on the face hereof are transacted in the London interbank market.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

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(m)    Sources and Corrections. References herein to a Base Rate as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent. References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

If the Base Rate is based on information obtained from a Refinitiv Page, such rate will be subject to the corrections, if any, published on such Refinitiv Page within one hour of the time such information was first displayed on such source. If the Base Rate is based on information obtained from H.15 Daily Update, such rate will be subject to the corrections, if any, published by that source within 30 days of the day such rate was first published in that source.

4.	[IF APPLICABLE, INSERT — Additional Amounts.

If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:

(i)    any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, shareholder or member of such beneficial owner, if such beneficial owner is an estate, trust, partnership or corporation) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, this Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary, shareholder or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;

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(ii)    any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(iii)    any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(iv)    any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

(v)    any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from payments of principal of or interest on this Security;

(vi)    any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);

(vii)    any tax, assessment or other governmental charge imposed solely because the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding this Security for investment purposes only; or

(viii)    any combination of the taxes, assessments or other governmental charges described above.

Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for these purposes.

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In addition, any amounts to be paid on this Security will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 4 and Section 5 only, (a) the term “United States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.

Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever in the Securities of this series (or in the Indenture, including in Sections 5.01(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 4 or any corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the Indenture insofar as it applies to this series) where such express mention is not made.]

5.	Redemption at the Company’s Option

(a)    [IF APPLICABLE, INSERT — This Security may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest accrued and unpaid

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to but excluding the Redemption Date, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 4 above), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after [INSERT TRADE DATE], the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of this Security pursuant to Section 4 of this Security. If the Company becomes entitled to redeem this Security, it may do so on any day thereafter pursuant to the Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the Redemption Date as provided in the Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 5(a), the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.]

(b)    [IF APPLICABLE, INSERT — In addition, if a Redemption Commencement Date or the occurrence of a specified event giving rise to redemption is specified on the face hereof, this Security shall be redeemable at the option of the Company before the Maturity of the principal thereof. If a Redemption Commencement Date or a redemption event is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon the notice specified on the face hereof, or if no notice period is specified, upon not less than 15 days’ nor more than 60 days’ notice, at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued and unpaid interest to but excluding the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

6.	Repayment at the Holder’s Option

Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at

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least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the Indenture). If this Security provides for more than one Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the “applicable Repayment Date” shall mean such earliest Repayment Date.

In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Global Corporate Trust, 240 Greenwich Street, 7E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

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7.	Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

8.	Defeasance

The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. Unless otherwise specified on the face hereof, both of such provisions are applicable to this Security.

9.	Remedies

If an Event of Default with respect to Securities of a series shall occur and be continuing, the principal of the Securities of such series may be declared due and payable in the manner and with the effect provided in the Indenture. With respect to the Securities of a series, the only Events of Default are payment defaults on the Securities of such series that continue for 30 days and insolvency events, all as specified in the Indenture. Any other default under or breach of the Indenture or the Securities will not give rise to an Event of Default, whether after notice, the passage of time or otherwise.

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As provided in and subject to the provisions of the Indenture, the Holder of a Security of any series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of such series, the Holders of not less than 25% in principal amount of the Securities of such series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of such series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As used in this Section 9, the term “series” (and references to the Securities of a series) shall mean only Securities having the same CUSIP number.

10.	Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be

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affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. For the purpose of this paragraph, the term “default” means , with respect to any Securities, any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities. As used in this Section 10, the term “series” (and references to the Securities of a series) shall mean only Securities having the same CUSIP number.

11.	Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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CUSIP NO.

ORIGINAL ISSUE DATE:

THE GOLDMAN SACHS GROUP, INC.

MEDIUM-TERM NOTE, SERIES N

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)
(please print address of the undersigned)
(please print telephone number of the undersigned)

If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled “Option to Elect Repayment” on the

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addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

Attention: Global Corporate Trust

240 Greenwich Street, 7E

New York, New York 10286

or at such other place as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Security is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

Date:
Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                  Custodian

                                             (Cust)                       (Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used

though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date: Signature Guaranteed NOTICE: Signature must be guaranteed.

NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.